EXHIBIT 10.19
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                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT, is dated this 20th day of November, 1998, by and between Voice Quest, Inc., the "Employer" and Mark Ortner, the "Employee".

         1. EMPLOYMENT: The Employer employs the Employee and the Employee accepts employment upon the terms and conditions of this Agreement.

         2. TERMS: The term of this Agreement shall begin on the Closing Date of the purchase of Employer's Stock by Carnegie International Corporation and shall continue for a period of five (5) years, unless terminated prior thereto.

         3. COMPENSATION: For all services rendered by the Employee, the Employer shall pay the Employee an annual salary for the first year of this Agreement of Seventy-five Thousand Dollars ($75,000.00) to be paid through Three Thousand One Hundred Twenty-five Dollar ($3,125.00) semi-monthly payments. The annual salary shall cease in the event of the death or termination of employment of Employee. Salary payments shall be subject to withholding and other applicable taxes. The annual salary for the second and third years of this Agreement shall be Eighty-seven Thousand Five Hundred Dollars ($87,500.00) and
One Hundred Thousand Dollars ($100,000.00), respectively. A cost of living increase of twenty-five percent (25%) shall apply to the above salaries if Employee is required to move permanently to Maryland.

         4. DUTIES: The Employee is engaged to serve as the President of Employer. Employee's duties include but are not limited to managing the operations of the Company. The precise services of the Employee may be extended or curtailed by the Employer from time to time.

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         5. EXTENT OF SERVICES:  The Employee  shall  devote  substantially  his entire working time, attention and energies to the Employer's business and shall not during the term of this Agreement be engaged in any employment activities, undertake to work for compensation or accept employment with another entity for gain, profit, or other pecuniary advantage. However, the Employee may invest his assets in such form or manner as will not require his services in the operation of the affairs of the companies in which such investments are made.

         6. DISCLOSURE OF CONFIDENTIAL INFORMATION: The Employee acknowledges that he will have access to significant amounts of confidential information of Employer and its Parent Company, Carnegie International Corporation, including such information as lists of customers, sources of supply, production information, product information, service information, formulas, computer programs and development ideas related thereto, work in progress, trade secrets, technical information acquired by Employee from Employer or Carnegie or from the inspection of Employer's or Carnegie's property, confidential information disclosed to Employee by third parties, and all documents, things and record bearing media disclosing or containing the aforegoing information, including any confidential materials prepared by the parties hereto which contain or otherwise relate to such information concerning the Employer's and/or Carnegie's financial, intellectual, technical and commercial information (collectively hereinafter referred to as "Confidential Information") shall be and remain confidential. The Employee will not during or after the term of this employment, disclose the Confidential Information or any part thereof to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever. In the event of a breach or threatened breach

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by the Employee of the  provisions  of this  paragraph,  the  Employer  shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, the Confidential Information, or from rendering any services in connection with the telecommunications industry to any person, corporation, association, or other entity to whom such Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Employer or Carnegie from pursuing any of the remedies available to the Employer for such breach or threatened breach, including the recovery of damages from the Employee. The Employee shall be responsible to Employer and Carnegie for reasonable attorneys fees and costs incurred in connection with the enforcement of this provision should a Court of competent jurisdiction rule in favor of Employer or Carnegie in connection with a cause of action brought for enforcement of said provision. If Employee buys back the Shares of Employer, the provisions hereof relating only to Employer shall no longer apply.

         7. EXPENSES: The Employee may incur reasonable expenses for promoting the Employer's business. The Employer shall reimburse the Employee for all such expenses upon the Employee's periodic presentation of an itemized account of such expenditures.

         8. VACATIONS: The Employee shall be entitled to ten (10) vacation days during each of the first two (2) years of employment and fifteen (15) vacation days each year thereafter, during which time his salary and benefits shall be paid in full. Each vacation shall be taken so as not to unreasonably interfere with the operation of Employer's business.

         9. SURVIVAL AFTER TERMINATION OR EXPIRATION OF EMPLOYMENT RELATIONSHIP:

         The Provisions contained within paragraphs 6, 11 and 14 of this Agreement shall

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survive the expiration or other termination of this Agreement

         10. TERMINATION: The following termination provisions shall apply hereto:

              a. Termination by Employer for cause. The Employer may terminate this Agreement immediately by written notice if Employee is convicted of any crime involving fraud, dishonesty, or willful misconduct directly or indirectly connected to Employee's duties and responsibilities to Employer or the management and or operation of Employer's business. If Employer chooses not to pursue criminal action against Employee in connection with fraud, dishonesty, or willful misconduct that has a material impact on the Employer, the Employer may terminate this Agreement for such cause, after written notice to the Employee of the reason for termination and failure by the Employee within thirty (30) days thereafter to cure or eliminate such reason for termination and compensate Employer for any losses sustained as a result of Employee actions in connection with such fraud, dishonesty or willful misconduct. All terminations made pursuant to this paragraph shall be considered for cause and the Employer shall not be liable for any amounts pursuant to this Agreement following such termination.

              b. Termination by Employer for other than cause. If the Employer terminates this Agreement for any reason other than cause during the final three
(3) years of the term of this Agreement, the Employer shall pay to the Employee one (1) year of salary as delineated in paragraph 3 of this Agreement.

              c. Termination by Employee for Good Reason. The Employee may terminate his employment with Employer pursuant to this Agreement for "good reason", provided that the Employee has given written notice to the Employer of the reason of the resignation and Employer fails to cure or eliminate such reason within thirty (30) days from the

                                       -4-

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receipt of such written notice by Employer.  For the purposes of this Agreement, good reason shall mean: (i) removal from the position of President, other than as a result of promotion; (ii) material diminution of the Employee's title, position or responsibilities; (iii) material reduction in the Employee's salary;
(iv) relocation of the Employee to a location more than one hundred (100) miles from the Employee's principal work place at the time this Agreement takes effect except for a move to Maryland for which the Employee receives a twenty-five percent (25%) cost of living increase in his salary; or (v) the Employer's willful failure to comply with and satisfy material requirements of this Agreement. If the Employee terminates his employment for good reason during the final three (3) years of the term of this Agreement, the Employer shall pay to the Employee one (1) year of salary as delineated in paragraph 3 of this Agreement.

              d. Termination by Employee for other than good reason. Employee may terminate this Agreement for any reason or no reason at any time, upon thirty (30) days written notice to the Employer. In such event, the Employee if requested by the Employer, shall continue to render his services and receive full salary and benefits up to the date of termination. The Employer may elect to terminate Employee by written notice thereof before the expiration of the thirty (30) day period and discontinue all salary and benefits as of said termination date. If Employee terminates this Agreement for any reason other than good reason, the Employer shall not be liable for any amounts due to Employee pursuant to the terms of this Agreement.

              e. Other Termination. This Agreement shall terminate upon the occurrence of any of the following events:

                   1.  Expiration  of the term of  employment,  as  provided  in
Section 2 hereof; or

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                   2. Death of Employee,  except for those  benefits as provided to the contrary herein; or

                   3. In the event Employee shall become permanently disabled as defined in the following paragraph and such permanent disability prevents the Employee from substantially performing the duties of his employment.

         11. EMPLOYEE'S REPRESENTATIONS: Employee represents and warrants to Employer that no legal, administrative or other proceedings against the Employee have been threatened or filed in any federal, state or local court of law or before any administrative body.

         12. OTHER BENEFITS AND COMPENSATION:

              a. Health insurance coverage shall be provided to Employee comparable to the coverage being provided to Executives in comparable positions with Carnegie International Corporation ("Carnegie").

              b. Employee shall be reimbursed for all reasonable and necessary company expenses attributable to the business of Voice Quest or Carnegie.

              c. Employee shall receive disability and life insurance coverage consistent with the current coverage provided to Employees with comparable positions at Carnegie International Corporation ("Carnegie"). As of the date of this Agreement no such benefits are being provided.

              d. Employee shall receive a bonus equal to three percent (3%) of the gross profit generated by Voice Quest from the sale of Personal Operator or Hybid MAVIS(TM) software. Gross profit shall be defined as sales from said products less costs of goods sold.

                                       -6-

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Costs of goods sold shall  include,  but not be limited to, sales and  marketing expenses, software development costs, costs of reproducing the products, product materials, direct labor and reasonable overhead costs. This bonus shall be paid within ten (10) business days from the end of each calendar year, fifty percent (50%) of which shall be paid in cash, and fifty percent (50%) of which shall be paid through an issuance to Employee of Rule 144 shares of Carnegie, valued based on the average closing price of Carnegie Common Stock for five (5) days prior to the issuance. For a period of five (5) years after the termination of this Agreement, Employee shall receive three percent (3%) of the gross profits, as defined above, generated by Voice Quest from sales of Personal Operator or MAVIS(TM) software products that incorporate features that were developed by Employee.

              e. Employee shall receive a Company vehicle during the term of his employment.

         13. RESTRICTIVE COVENANTS: During the period of this Agreement and for a period of two (2) years after the termination or expiration of this Agreement, the Employee will not, within the geographical customer market of Voice Quest, directly or indirectly, own, manage, operate, control, be employed by or participate in any business that competes with and or sells similar products and or services as the business conducted by the Employer at the time of the termination of this Agreement, including but not limited to voice recognition software and related products and services that are related to said products or services. In the event of the Employee's actual or threatened breach of the provisions of this paragraph, the Employer shall be entitled to an injunction restraining the Employee therefrom. Nothing shall be construed as prohibiting the Employer from pursuing any other available remedy for such breach or threatened

                                       -7-

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breach,  including the recovery of damages from the  Employee.  If Employee buys back the Shares of Employer the provisions hereof shall no longer apply.

         14. OWNERSHIP OF OTHER PUBLIC COMPANIES: Employee may own up to five percent (5%) of public companies other than Carnegie, provided such ownership is not inconsistent with the terms and conditions of this Agreement and or otherwise prohibited by Law.

         15. NOTICES: Any Notice required or desired to be given under this Agreement shall be deemed given if in writing sent by certified mail to his residence in the case of the Employee, or to its principal office in the case of the Employer.

         16. WAIVER OF BREACH: The waiver of the Employer of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of a subsequent breach by the Employee.

         17. ASSIGNMENT: The Employee acknowledges that the services to be rendered by her are unique and personal. Accordingly, the Employee may not assign any of her rights, or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Employer under this Agreement shall inure to the benefit and shall be binding upon the successors and assigns of the Employer.

         18. ENTIRE AGREEMENT: This Agreement contains the entire understanding of the parties. No representations were made or relied upon by either party, other then those expressly set forth. No agent, employee, or other representatives of either party are empowered to alter any of the terms hereof, unless they are in writing and signed by the Employee and an executive officer of the Employer.

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         19.  CONTROLLING LAW: The validity,  interpretation  and performance of this Agreement shall be controlled by and construed under the Laws of the State of Maryland.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ATTEST:                                EMPLOYER:  VOICE QUEST, INC.



/s/                                    BY:/s/Lowell Farkas
--------------------------                -----------------------------
                                          LOWELL FARKAS, Chairman



WITNESS:                               Employee:


/s/                                    /s/Mark Ortner
--------------------------             --------------------------------
                                       MARK ORTNER







Carnegie.24EmployAgmtOrtner.07

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